   As filed with the Securities and Exchange Commission on December 13, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________

                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                     American Pharmaceutical Partners, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                68-0389419
  (State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification Number)

          10866 Wilshire Boulevard
                 Suite 1270
          Los Angeles, California                           90024
  (Address of Principal Executive Offices)                (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

     SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
                              RELATES:  333-70900


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


   Title Of Each Class To Be Registered           Name Of Each Exchange On Which
   ------------------------------------           ------------------------------
              Not Applicable                      Each Class Is To Be Registered
                                                  ------------------------------
                                                           Not Applicable

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 Common Stock
                          $0.001 Par Value Per Share

     ITEM 1.  Description of Registrant's Securities to be Registered.

          Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-70900, as amended) (the "Registration Statement").


     ITEM 2.  Exhibits.

          Exhibit                            Description
          -------                            -----------

          3.1            Certificate of Incorporation of the Registrant.
                         Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement.

          3.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement.

          4.2            Specimen Stock Certificate of the Registrant.
                         Incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement.

          4.3 First Amended Registration Rights Agreement, dated as of June 1, 1998. Incorporated herein by reference to
                         Exhibit 4.3 to the Registrant's Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: December 13, 2001


                                    AMERICAN PHARMACEUTICAL PARTNERS, INC.



                                    By:   /s/ Patrick Soon-Shiong
                                          -------------------------------------
                                          Patrick Soon-Shiong, M.D.
                                          President and Chief Executive Officer